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                               OPERATING AGREEMENT

                                       OF

                           PNK (LAKE CHARLES), L.L.C.

         THIS OPERATING AGREEMENT is made and entered into as of this 31st day of July 2002, by PINNACLE ENTERTAINMENT, INC. (the "Member").


                              W I T N E S S E T H:

         A limited liability company was formed pursuant to the Articles of Organization of PNK (LAKE CHARLES), L.L.C., dated November 9, 1999, and as modified November 7, 2001, prepared and filed in accordance with the laws of the State of Louisiana and subject to the provisions of the Louisiana Limited Liability Company Act, LSA R.S. ss.12:1301, et seq. (the "Act").

         Accordingly, in consideration of the mutual covenants contained in said Articles and in this Agreement, the Members do hereby adopt the following written Operating Agreement to govern the affairs of the Company in the conduct of business:

                     ARTICLE I. NAME; ORGANIZATION; OFFICES;
                             TAX STATUS; DEFINITIONS

         1.1 Formation. The Company has been organized as a Louisiana Limited Liability Company by the filing of Articles of Organization (the "Articles") pursuant to the Act and the issuance of a certificate of organization for the Company by the Secretary of State of Louisiana.

         1.2 Name. The name of the Company is PNK (LAKE CHARLES), L.L.C., and all Company business must be conducted in that name or such other names that comply with applicable law as the members may select from time to time.

         1.3 Registered Office; Registered Agent; Principal Office; Other Offices. The registered office of the Company required by the Act to be maintained in the State of Louisiana shall be 4132 Peters Road, Harvey, Louisiana, or such other office (which need not be a place of business of the Company) as the Member may designate from time to time in the manner provided by law. The registered agent of the Company in the State of Louisiana shall be the initial registered agent named in the initial report filed with the Articles or such other person or persons as the Member may designate from time to time in the manner provided by law. The principal office of the Company shall be 4132 Peters Road, Harvey, Louisiana, or such other place as the Member may designate from time to time. The Company may have such other offices as the Member may designate from time to time.



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         1.4   Defined Terms. The terms used in this Agreement with their initial letters capitalized, shall, unless the context otherwise requires or unless otherwise expressly provided herein, have the meanings specified in this section 1.4. When used in this Agreement, the following terms shall have the meanings set forth below:

               "Act" shall mean the Louisiana Limited Liability Company Law and any successor statute, as the same may be amended from time to time.

               "Additional Member" shall mean any person or Entity admitted as a Member pursuant to Section 2.4 hereof.

               "Agreed Value" shall mean the fair market value of Contributed Property as agreed to by the contributing Member and the Company, using such reasonable method of valuation as they may adopt.

               "Agreement" shall mean this Operating Agreement, as originally executed and as amended from time to time.

               "Capital Contribution" shall mean the property contributed to the Company by the Member, as shown in Exhibit "A", as such Exhibit may be amended from time to time. Any reference in this Agreement to the Capital Contribution of a then Member shall include a Capital Contribution previously made by any prior Member that is attributable to the interest of such then Member acquired from such prior Member, reduced by any prior distribution to such prior Member as a return of Capital Contribution that is attributable to the interest of such then Member acquired from such prior Member.

               "Code" shall mean the Internal Revenue Code of 1986, as amended.

               "Company" shall refer to PNK (LAKE CHARLES), L.L.C.

               "Entity" shall mean any association, corporation, general partnership, limited partnership, limited liability company, joint stock association, joint venture, firm, trust, business trust, cooperative, and foreign associations of like structure.

               "Fiscal Year" shall mean the calendar year.

               "Interest" shall mean the entire ownership interest of a Member in the Company at any particular time, including all interests in profits, gains, losses, cash distributions and capital and the right of such Member to any and all benefits to which a Member may be entitled as provided in this Agreement and under the Act, together with the obligations of such Member to comply with all of the terms and provisions of this Agreement and the Act.

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               "Member" means any person executing this Agreement as of the date of this Agreement as a member, or hereafter admitted to the Company as a member as provided in this Agreement, and shall have the same meaning as the term "member" under the Act, but does not include any person who has ceased to be a member in the Company.

               "Percentage Interest" of a Member shall mean the ownership percentage of such Member set forth opposite the name of such Member under the column "Percentage Interest" in Exhibit "A" hereto, as such percentage may be adjusted from time to time pursuant to the terms hereof.

               "Principal Office" shall mean the office of the Company located at 4132 Peters Road, Harvey, Louisiana.

               "Regulations" means the income tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

               "Substitute Member" shall mean any person or Entity who or which is admitted into membership upon the written consent of all Members pursuant to Section 5.4 hereof.

               "Transfer" shall have the meaning assigned to it in Section
         5.1 hereof.

                    ARTICLE II. MEMBERS; MEMBERSHIP INTERESTS

         2.1 Names, Addresses, Initial Capital Contributions and Percentage Interest of Members. The Members, their respective addresses, their initial Capital Contributions to the Company and their respective Percentage Interests in the Company are set forth on Exhibit "A", attached hereto and made a part hereof.

         2.2   Form of Contribution.

         (a) Each Member's initial Capital Contribution shall be the property as set forth on Exhibit "A" attached hereto, receipt of which is hereby acknowledged by the Members. Subsequent contributions shall be in such amounts and may be in any type of property as may be agreed upon by all of the Members by amendment of this Agreement. No Member shall be required to make any Capital Contributions to the Company other than the Capital Contributions required to be made by such Member under this Section 2.2.

         (b)   No interest shall be paid on any Capital Contribution.

         (c) No Member shall have the right to withdraw his Capital Contribution or to demand and receive property of the Company or any distribution in return for his Capital Contribution, nor shall such Member have the right or obligation to contribute additional capital.


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         2.3   Member Loans or Services.  Loans or services by any Member to the Company shall not be considered contributions to the capital of the Company.

         2.4 Admission of Additional Members. The Members may admit to the Company additional Members who will participate in the profits, losses, available cash flow, and ownership of the assets of the Company on such terms as are determined by all of the Members; admission of any such Additional Members shall require the written consent of all Members of the Company; and such Additional Members shall be allocated gain, loss, income or expense by such method as is provided in this Agreement and as may be permitted by the Code.

         2.5 Limitation of Liability. No Member shall be liable under a judgment, decree, or order of the court, or in any other manner, for a debt, obligation or liability of the Company. No Member shall be required to loan any funds to the Company.

                 ARTICLE III. MANAGEMENT AND CONTROL OF BUSINESS

         As provided in the Articles and this Agreement, all management powers over the business and affairs of the Company shall be exclusively vested in PINNACLE ENTERTAINMENT, INC., who shall be the Manager of the Company. No Member, by virtue of having the status of a Member, shall have any management power over the business and affairs of the Company or actual or apparent authority to enter into contracts on behalf of, or to otherwise bind, the Company. Except as otherwise specifically provided in the Articles or this Agreement, the business and affairs of the Company shall be managed under the direction of the Manager, and the day-to-day activities of the Company shall be conducted on the Company's behalf by the Manager, who shall be an agent of the Company. In addition to the powers that now or hereafter can be granted to managers under the Act and to all other powers granted under any other provision of the Articles or this Agreement, the Manager shall have full power and authority to do all things on such terms as he, in his sole discretion, may deem necessary or appropriate to conduct, or cause to be conducted, the business and affairs of the Company. The Manager of the Company shall be PINNACLE ENTERTAINMENT, INC., who shall serve in such capacity until such time as it resigns or is unable to serve, and it shall not be subject to removal by the Members.

                    ARTICLE IV; ALLOCATIONS AND DISTRIBUTIONS

         4.1 Allocations. Except as otherwise provided in and subject to the provisions of this Agreement, net losses incurred by the Company and net profits from operation of the business of the Company (including gain or loss from the sale, exchange or disposition of all or any portion of the assets of the Company) shall be divided among and borne by the Members in accordance with each member's Percentage Interest as set forth on Exhibit "A".


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         4.2   Distributions. Except as otherwise provided herein,
distributions shall be made at such time and in such amount as determined by the sole discretion of the Manager and shall be made in accordance with each Member's Percentage Interest.

                          ARTICLE V. CHANGES IN MEMBERS

         5.1 Consent of Other Members. Prior to any sale, exchange, mortgage, pledge or other transfer, whether gratuitous or remunerative or onerous ("Transfer"), of all or any portion of any Interest of a Member, or assignee thereof, the transferring Member shall obtain the consent of Members required by
Article VII.

         5.2 Death, Interdiction, Withdrawal, etc. of a Member. A Member does not have the right or power to withdraw from the Company as a Member. If a Member dissolves, terminates, becomes bankrupt, dies, or is adjudged to be incompetent by a court of competent jurisdiction, the Member's membership ceases. In any such case, and in any other case in which a Member's membership ceases, the former Member or such Member's executor, administrator, guardian, conservator, or other legal representative shall be treated as an assignee of such Member's Interest and shall have no right to immediate valuation or payment of the affected Interest.

         5.3 Security Interest. The granting of a security interest in or against any or all of a Member's Interest shall not cause the Member to cease to be a Member. However, the Interest of a Member or assignee cannot be transferred to satisfy the creditor without complying with Section 5.1.

         5.4 Rights of Assignee. Any person acquiring an Interest in the Company by a Transfer permitted under Sections 5.1, 5.3 or Article VII or any person becoming an assignee under Section 5.2 shall not become a Substitute Member unless and until he is admitted as a Member, but shall be treated only as an assignee of an Interest. An assignee shall only be entitled to receive such distribution or distributions to which the assignor was entitled to the extent assigned and shall be allocated the share of Company capital, profits, depreciation, deductions, losses and cash attributable to the Interest transferred to him. An assignee of an Interest shall not become a Member or participate in the management of the Company unless the other Members unanimously consent in writing and the assignee executes an instrument satisfactory to the Company accepting and adopting the terms and provisions of this Agreement.

                             ARTICLE VI. DISSOLUTION

         6.1 Events Causing Dissolution. The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:

         (a)   The unanimous consent of the Members.



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         (b)   The entry of a decree of judicial dissolution.

         6.2 Winding Up. Upon dissolution, the Members shall wind up the Company's affairs. The liquidation shall take place without the appointment of a liquidator. The Company shall have the benefit of R.S. 12:1338 by complying therewith.

         6.3 Distribution of Assets. Upon the winding up of the Company, the assets of the Company shall be distributed to the Members.



                    ARTICLE VII. TRANSFER OF MEMBER INTERESTS

         7.1 Restrictions on Transfer. Without the prior written approval of all Members and the proper amendment to this Agreement to reflect such approval executed by all Members (a) no Member may retire or withdraw from the Company and (b) no Member (or transferee thereof) may Transfer all or any portion of an Interest, except pursuant to Section 7.2.

         7.2   Right of First Refusal.

         (a) Prior to any Transfer of all or any portion of an Interest of a Member (or transferee thereof), the Interest to be transferred (the "Offered Interest") shall first be offered to the Company by delivering to the Company and to each other Member ("Offeree Member") a written notice (the "Transfer Notice") stating that the Member intends to transfer an Interest. The Transfer Notice shall also include the name and address of the proposed transferee, a description of the Interests to be Transferred, the price offered for the Interests (the "Transfer Price"), a description of the form in which the Transfer Price will be paid, the terms upon which such Transfer is to be made and a copy of all contracts and other agreements relating to the proposed Transfer. The Company shall have a period of thirty (30) days after receipt of the Transfer Notice to accept such offer at the Transfer Price, or if such Transfer is a gratuitous Transfer, at the value of such Interests determined pursuant to Section 7.2(e) (the "Offered Price").

         (b) In the event the Company fails to accept such offer in such thirty (30) day period, each Offeree Member shall be offered in writing such Interest in the proportion that such Offeree Member's then interest in the net profits of the Company bears to the then interest in the net profits of the Company of all Offeree Members (each Member's share of the Offered Interest being referred to herein as his "Proportionate Share"), at a price which bears the same ratio to the Offered Price as his Proportionate Share bears to all Proportionate Shares. Such Offeree Member shall have a period of thirty (30) days after receipt of said written offer to accept such offer to the extent of each Offeree Member's Proportionate Share, or to reject such offer. In the event any Offeree Member fails to accept the transferring Member's offer within such thirty (30) day period, the portion of the Offered Interest then remaining shall, within ten (10) days thereafter, be divided among and sold to the Offeree Members who accepted such offer in amounts agreed among each such Offeree Member or if


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no agreement is reached, in the proportion that each such Offeree Member's then share of Company net profits bears to all such Offeree Members' then shares of Company net profits, at a price which bears the same ratio to the Offered Price as the interest sold to such Offeree Member bears to the Offered Interest.

         (c) In the event the Company and Offeree Members have not purchased the entire Offered Interest after said ten (10) day period, the offering Member may, at any time during the ensuing fifteen (15) days, Transfer to the transferee identified in the Transfer Notice on the same terms and conditions and for the same price set forth in the Transfer Notice, any of such Offered Interest that has not been so acquired; provided, however, that the transferee of such Interests must execute a written acknowledgment that he or they agree to be bound by the terms of this Agreement. Under no circumstances may any unpurchased Interest be Transferred to any person or entity other than the transferee or transferees named in the Transfer Notice, on any terms and conditions other than those set forth in the Transfer Notice, for any price less than that set forth in the Transferred Notice or after the expiration of such fifteen (15) day period, unless and until such Interests have been reoffered to the Company and Offeree Members in the manner provided in this Agreement.

         (d) In the event either or both of the Company or one or more Members accepts such offer, as to all or a portion of the Offered Interest, the Company and/or the Offeree Members, as appropriate, shall deliver written notice of such election, together with cash, in the amount of the Offered Price or appropriate portion thereof as determined pursuant to this Article VII. The closing of the purchase and sale of the interest to be transferred shall take place at the principal office of the Company at such time and date as the Company and Offeree Members shall designate, but in no event later than thirty (30) days after the date of delivery of such written notice.

         (e) The value of the interest to be transferred pursuant to a gratuitous Transfer shall be determined as the greater of (i) the book value of the Interest to be transferred or (ii) the value of the interest as determined by an appraiser who is qualified to appraise property of the same nature held by the Company in the locality in which such property is situated and is chosen by the majority vote of the nontransferring Members.

                      ARTICLE VIII. ADMISSION INTO COMPANY

         In the event of a sale, assignment, donation, bequest or other transfer of an interest in the Company to a party who is not a Member, said transferee shall not be recognized as a substituted Member unless and until he is approved by all of the remaining Members and an amendment to this Agreement is executed by him and by all remaining Members. No party shall be admitted into the Company as a Member unless and until he is approved by all of the other Members and an amendment to this Agreement is executed by all other Members.



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                            ARTICLE IX. MISCELLANEOUS


         9.1 Governing Law. This Agreement and the rights of the parties hereunder will be governed by, interpreted, and enforced in accordance with the laws of Louisiana applicable to agreements to be performed entirely in Louisiana.

         9.2 Binding Effect. Subject to the provisions of this Agreement relating to transferability, this Agreement will be binding upon and inure to the benefit of the Members, and their respective distributees, successors and assigns.

         9.3 Terms. Common nouns and pronouns will be deemed to refer to the masculine, feminine, neuter, singular and plural, as the identity of the person or persons, firm or corporation may in the context require. Any reference to the Code or other statutes or laws will include all amendments, modifications, or replacements of the specific sections and provisions concerned.

         9.4 Headings. All headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

         9.5 Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under the present or future laws effective during the term of this Agreement, such provision will be fully severable; this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there will be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

         9.6 Multiple Counterparts. This Agreement may be executed in several counterparts, each of which will be deemed an original but all of which will constitute one and the same instrument.

         9.7 Additional Documents and Acts. Each member agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions, and conditions of this Agreement and the transactions contemplated hereby.

         9.8 No Third Party Beneficiary. This Agreement is made solely and specifically among and for the benefit of the parties hereto, and their respective successors and assigns subject to the express provisions hereof relating to successors and assigns, and no other person will have any rights, interest, or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third party beneficiary or otherwise.

         9.9 References to this Agreement. Numbered or lettered articles, sections and subsections herein contained refer to articles, sections and subsections of this Agreement unless otherwise expressly stated.


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         9.10  Notices. Any notice to be given or to be served upon the Company or any party hereto in connection with this Agreement must be in writing and will be deemed to have been given and received when delivered to the address specified by the party to receive the notice. Such notices will be given to a Member at the address specified in Exhibit "A" hereto. Any Member of the Company may, at any time by giving five (5) days' prior written notice to the other Members and the Company, designate any other address in substitution of the foregoing address to which such notice will be given.

         9.11 Amendments. All amendments to this Agreement must be in writing and signed by all the Members.

         9.12 Title to Company Property. Legal title to all property of the Company will be held and conveyed in the name of the Company.


         IN WITNESS WHEREOF, this agreement is executed as of the day and year set forth above.

                                             PINNACLE ENTERTAINMENT, INC.



                                             By:  /s/ Loren S. Ostrow
                                                  ------------------------------
                                                  Loren S. Ostrow, Secretary





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                                   EXHIBIT "A"

               Names, Addresses, Initial Capital Contributions and
                         Percentage Interest of Members




                                Initial Capital                    Percentage
Name and Address                  Contribution                Ownership Interest
---------------------------------------------------------------------------------

Pinnacle Entertainment, Inc.         $100.00                         100%
330 N. Brand Ave., Ste. 1100
Glendale, California  91203